UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 17, 2012

Financial Engines, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1804 Embarcadero Road, Palo Alto, California		94303
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 565-4900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2012, the independent members of the Board of Directors of the Financial Engines, Inc. (the "Company"), at the recommendation of the Compensation Committee of the Board of Directors, approved the cash compensation for 2012 for the Company's Named Executive Officers as set forth in the Company's proxy statement dated March 30, 2011 (the "NEOs"), including an increase in base salary of 10%, to $385,000, for the Company’s Chief Executive Officer, Jeffrey N. Maggioncalda, and an increase in base salary of 2%, to $258,060, for the Company’s Chief Financial Officer, Raymond J. Sims. The independent members of the Board also approved the NEOs’ targets under the Company’s executive cash incentive plan, which are expressed as a percent of base salary and which pay out depending upon achievement of pre-determined metrics under the bonus plan. Mr. Sims’ target under the Company’s executive cash incentive plan was increased from 50% to 55% of base salary. The bonus plan is based upon the Company’s fiscal year, while the base salary increases are scheduled to take effect on April 1, 2012.

On January 18, 2012, Jeffrey Maggioncalda, the Company’s Chief Executive Officer, received notice from Mark Wolfson, a member of the Company’s Board of Directors, that Mr. Wolfson had determined not to stand for election at the 2012 Annual Meeting of Stockholders. Mr. Wolfson is also a member of the audit committee of the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Engines, Inc.

January 19, 2012	By:	/s/ Anne S. Tuttle

Name: Anne S. Tuttle
Title: Executive Vice President, General Counsel and Secretary